Exhibit 10.17

THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT (“WARRANT SHARES”) MAY NOT BE SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED, NOR WILL ANY ASSIGNEE, VENDEE, PLEDGEE, TRANSFEREE OR ENDORSEE HEREOF OR THEREOF BE RECOGNIZED BY THE ISSUER AS HAVING ACQUIRED THE WARRANT OR ANY WARRANT SHARES FOR ANY PURPOSE, UNLESS (I) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT TO SUCH SECURITIES SHALL THEN BE IN EFFECT AND SUCH TRANSFER HAS BEEN QUALIFIED UNDER ALL APPLICABLE STATE SECURITIES LAWS OR (II) AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION SHALL BE AVAILABLE UNDER THE SECURITIES ACT AND SUCH LAWS, SUPPORTED BY AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED, WHICH OPINION AND COUNSEL ARE REASONABLY ACCEPTABLE TO THE COMPANY. THIS WARRANT AND THE COMPANY’S SUBSCRIPTION AGREEMENT, INCLUDING THE REGISTRATION RIGHTS AGREEMENT, WITH THE WARRANT HOLDER SET FORTH THE COMPANY’S OBLIGATIONS TO REGISTER FOR RESALE THE WARRANT SHARES. A COPY OF SUCH SUBSCRIPTION AGREEMENT AND REGISTRATION RIGHTS AGREEMENT IS AVAILABLE FOR INSPECTION AT THE COMPANY’S OFFICE.

THIS WARRANT MAY NOT, IN ANY EVENT, BE TRANSFERRED TO ANY PERSON OR ENTITY THAT IS NOT AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501, PROMULGATED UNDER THE SECURITIES ACT.

_______Warrants

Void after 5:00 p.m., California time on ___________, 2011

COMMON STOCK
PURCHASE WARRANT

OF

CYBER MERCHANTS EXCHANGE, INC.

CYBER MERCHANTS EXCHANGE, INC., a California corporation (the “Company”), hereby certifies that, for value received, ______________ (the “Initial Warrant Holder”, and together with any subsequent holder hereof, the “Warrant Holder” and collectively with all other holders of Warrants issued pursuant to the Subscription Agreements (as defined below), the “Warrant Holders”) is the owner of the number of common stock purchase warrants (“Warrants”) specified above, each of which entitles the holder thereof to purchase, at any time during the period commencing on the Commencement Date (as defined in Section 2.1) and ending on the Expiration Date (as defined Section 2.7), one fully paid and non-assessable share of common stock, no par value per share, of the Company (“Common Stock”) at a purchase price equal to the Exercise Price (as defined in Section 1.2) in lawful money of the United States of America. These Warrants are part of the duly authorized issuance of Series B Convertible Preferred Stock (“Series B Preferred Stock”) for aggregate proceeds in the maximum amount of $10,000,000 and attached Warrants to purchase shares of Common Stock, issued or to be issued by the Company pursuant to Subscription Agreements between the Company and the holders of the Series B Preferred Stock, (the “Subscription Agreements”) and a certain private placement memorandum dated July 10, 2006, as amended or supplemented (the “Private Placement”).

1.  WARRANT; EXERCISE PRICE.

1.1  Each Warrant shall entitle the Warrant Holder the right to purchase one share of Common Stock (individually, a “Warrant Share” severally, the “Warrant Shares”), subject to adjustment as provided in Section 8.

1.2  The purchase price payable upon exercise of each Warrant (“Exercise Price”) shall be $0.326 per share, subject to adjustment as provided in Section 8.

2.  EXERCISE OF WARRANTS; EXPIRATION DATE.

2.1  Exercise of Warrant

(a) Exercise for Cash. The Warrants are exercisable during the period commencing on ___________, 2006 (“Commencement Date”) and ending on the Expiration Date (as defined below in Section 2.7), in whole, or from time to time, in part, at the option of the Warrant Holder, upon delivery to the Company, the Company’s Transfer Agent and the Company’s counsel, or such other person as the Company may designate, a duly completed and executed form of exercise attached hereto (indicating exercise by payment of the Exercise Price) and payment of an amount equal to the then applicable Exercise Price multiplied by the number of Warrant Shares then being purchased upon such exercise. The payment of the Exercise Price shall be in cash or by certified check or official bank check, payable to the order of the Company.

(b) Cashless Exercise. In lieu of exercising Warrants pursuant to Section 2.1(a), provided that a valid Company prospectus covering the public re-sale of the Warrant Shares is not available to the Warrant Holder, Warrants may be exercised in whole, or from time to time, in part, at the option of the Warrant Holder, upon surrender of the Warrants to the Company, or such other person as the Company may designate, together with a duly completed and executed form of exercise attached hereto (indicating exercise by cashless exercise), specifying the number of Warrants to be exercised. The number of Warrant Shares to be issued to the Warrant Holder upon such cashless exercise shall be computed using the following formula:

X = (P)(Y)(A-B)/A

Where	X =	the number of shares of Warrant Shares to be issued to the Warrant Holder for the Warrants being converted.

		P =	the number of Warrants being converted expressed as a decimal fraction.

		Y =	the total number of Warrant Shares issuable upon exercise of the Warrants in full.

		A =	the fair market value of one Warrant Share which shall mean the “last sale price” as determined in accordance withSection 2.4.

		B =	The Exercise Price on the date of conversion.

2.2  Each exercise of a Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which such Warrant shall have been surrendered to the Company as provided in Section 2.1. At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise in accordance with Section 2.3 shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

2.3  Subject to the provisions of Section 2.5, 6.3 and 6.4, not later than three (3) trading days after the exercise of this Warrant pursuant to Section 2.2, in full or in part, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Warrant Holder, or, subject to the terms and conditions hereof, to such other individual or entity as such Warrant Holder may direct:

(a)  a certificate or certificates for the number of full Warrant Shares to which such Warrant Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Warrant Holder would otherwise be entitled, cash in an amount determined pursuant to Section 2.4 hereof, and

(b)  in case such exercise is in part only (including as a result of Section 2.5, 6.3 and 6.4 hereof), a new Warrant or Warrants (dated the date hereof) of like tenor, stating on the face or faces thereof the number of shares currently stated on the face of this Warrant minus the number of such shares purchased by the Warrant Holder upon such exercise as provided in Section 2.1.

(c) If within three (3) Trading Days after receipt by the Company, the Company’s transfer agent and the Company’s counsel of the facsimile copy of a Notice of Exercise the Company shall fail to issue and deliver a certificate to the Warrant Holder or credit such Warrant Holder's balance account with DTC for the number of shares of Common Stock to which such Warrant Holder is entitled upon such Warrant Holder's exercise of the Warrant, and if on or after such Trading Day the Warrant Holder purchases (in an open market transaction or in another bona fide transaction) Common Stock to deliver in satisfaction of a sale by the Warrant Holder of the Common Stock issuable upon such exercise that the Warrant Holder anticipated receiving from the Company (a "Buy-In"), then the Company shall, within three (3) Trading Days after the Warrant Holder's request and in the Warrant Holder's discretion, either (i) pay cash to the Warrant Holder in an amount equal to the Warrant Holder's total purchase price (including brokerage commissions, if any) for the Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Warrant Holder a certificate or certificates representing such Common Stock and pay cash to the Warrant Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Price on the date of exercise. “Closing Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed on a Principal Market other than the Over-the-Counter Bulletin Board, the last trading price per share of the Common Stock for such date (or the nearest preceding date) on such Principal Market as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time); (b) if the Common Stock is quoted on the Over-the-Counter Bulletin Board, the most recent bid price per share of the Common Stock for such date (or the nearest preceding date) on the Over-the-Counter Bulletin Board; (c) if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company.

The Company shall, upon request of the Holder, use its best efforts to deliver any certificate or certificates required to be delivered by the Company hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions, if available.

2.4  The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall make an adjustment thereof in cash on the basis of the “last sale price” (as defined below) of the Company’s Common Stock on the trading day immediately prior to the date of exercise. For purposes of this Section 2.4, “last sale price” means (i) if the Common Stock is listed on a national securities exchange or the Nasdaq National Market or Nasdaq Capital Market, the last trading price per share of the Common Stock for such date, (ii) if the Common Stock is quoted on the NASD OTC Bulletin Board (or successor such as the Bulletin Board Exchange), the closing bid price of the Common Stock on such date, (iii) if the Common Stock is traded in the residual over-the-counter market, the closing bid price for the Common Stock for such date as reported by the Pink Sheets, LLC or similar publisher of such quotations, and (iv) if the fair market value of the Common Stock cannot be determined pursuant to clause (i), (ii) or (iii) above, such price as the Board of Directors of the Company shall determine, in good faith.

2.5  In the event of a dispute between the Company and a Warrant Holder as to (i) the calculation of the Exercise Price (including, without limitation, the calculation of any adjustment to the Exercise Price following any adjustment thereof), or (ii) the number of Warrant Shares issuable upon exercising any Warrants, the Company shall issue to such Warrant Holder the number of Warrant Shares that are not disputed in accordance with the time period set forth in Section 2.3 hereof, and shall submit the disputed calculations to a certified public accounting firm of national reputation (other than the Company’s regularly retained accountants) by such date. The Company shall cause such accountant to calculate the Exercise Price in accordance herewith and to notify the Company and such Holder of the results in writing no later than five (5) business Days following the day on which such accountant received the disputed calculations (the “Dispute Procedure”). Such accountant’s calculation shall be deemed conclusive absent manifest error or fraud. The fees of any such accountant shall be borne by the party whose calculations were most at variance with those of such accountant.

2.6  If the Company fails to deliver to the Holder a certificate or certificates representing the Warrant Shares and cash in lieu of any fractional shares in accordance with Section 2.3, then the Warrant Holder will have the right to rescind the exercise of the applicable Warrants.

2.7  The term “Expiration Date” shall mean 5:00 p.m., California time on ____________, 2011 [five-year anniversary of the closing date], or if such date shall in the State of California be a holiday or a day on which banks are authorized to close, then 5:00 p.m., California time the next following day which in the State of California is not a holiday or a day on which banks are authorized to close.

2.8  The Warrants are not redeemable by the Company.

3.  REGISTRATION AND TRANSFER ON COMPANY BOOKS.

3.1  The Company (or an agent of the Company) will maintain a register containing the names and addresses of the Warrant Holders. Any Warrant Holder may change its, his or her address as shown on the warrant register by written notice to the Company requesting such change.

3.2  The Company shall register upon its books any transfer of a Warrant upon surrender of same as provided in Section 5.

4.  RESERVATION OF SHARES. Immediately following the completion of the Authorized Shares Increase (as defined in Section 6.3), the Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such Warrant Shares and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant. The Company covenants that all Warrant Shares so issuable when issued will be duly and validly issued and fully paid and non-assessable.

5.  EXCHANGE, LOSS OR MUTILATION OF WARRANTS. Warrants are exchangeable, without expense, at the option of the Warrant Holder, upon presentation and surrender hereof to the Company for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder on the same terms and conditions as provided herein. Subject to the provisions of Section 6, if applicable, this Warrant may be divided or combined with other warrants which carry the same rights upon presentation hereof at the Company’s office together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Warrant Holder hereof. The term “Warrant” as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of reasonable evidence of the ownership and the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, receipt of indemnity reasonably satisfactory to the Company, or, in the case of mutilation, upon surrender and cancellation of the mutilated Warrant, the Company shall execute and deliver in lieu thereof a new Warrant of like tenor and date representing an equal number of Warrants.

6.  LIMITATION ON EXERCISE AND SALES.

6.1  The Warrant Holder acknowledges that the Warrants and the Warrant Shares have not been registered under the Securities Act and the rules and regulations thereunder, or any successor legislation, and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of any Warrant, or any Warrant Shares issued upon its exercise, in except in compliance with the requirements of Section 6.2.

6.2  The Warrants and the rights granted to the Warrant Holder are transferable only to accredited investors in whole or in part, upon surrender of this Warrant, together with a properly executed assignment in the form attached hereto, at the office or agent of the Company; provided, however, that if at the time of the surrender of this Warrant in connection with any exercise, transfer or exchange of this Warrant, this Warrant (or, in the case of any exercise, the Warrant Sharers issuable hereunder), shall not be registered for resale under the Securities Act or under applicable state securities or blue sky laws, then the Company may require, as a condition of allowing such exercise, transfer or exchange (i) a written opinion of counsel, which opinion and counsel are acceptable to the Company, to the effect that such exercise, transfer or exchange may be made without registration under the Securities Act or under applicable state securities or blue sky laws, (ii) that any transferee of the Warrant execute and deliver to the Company a document containing investment representations and warranties substantially similar to those set forth in the Subscription Agreement pursuant to which the Initial Warrant Holder acquired this Warrant, and (iii) prior to exercise of the Warrant, the Warrant Holder shall have executed the form of exercise annexed hereto.

6.3  Notwithstanding the foregoing, in the event of an exercise of any Warrant prior to such time that the Company increases its authorized shares of Common Stock, as described in the Subscription Agreements (“Authorized Shares Increase”), unless sufficient shares of Common Stock are otherwise available, the Company shall be obligated to effect such exercise and deliver a certificate or certificates pursuant to Section 2.5 only upon completion of such Authorized Shares Increase.

6.4  The Company shall not issue Warrant Shares upon an exercise of Warrants in an amount which results in the Warrant Holder and its affiliates beneficially owning an aggregate of more the 4.99% of the outstanding Common Stock of the Company, after giving effect to the issuance of Warrant Shares upon such exercise, with beneficial ownership being determined by reference to Rule 13d-3 under the Securities Exchange Act of 1934, as amended. For the purposes hereof, the determination of beneficial ownership shall exclude shares of Common Stock issuable upon exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Warrant Holder or any of its affiliates.

6.5  Certificates delivered to the Warrant Holder upon exercise hereof shall be imprinted with a legend in substantially the following form if such Warrant Shares are not registered at the time of exercise:

“This security has been acquired for investment and has not been registered under the Securities Act of 1933, as amended (the “Act”), or applicable state securities or “blue sky” laws. This security may not be sold, pledged, assigned or otherwise transferred nor will any assignee, pledgee, vendee, transferee, endorsee thereof be recognized by the issuer as having acquired such securities for any purpose unless (i) a registration statement under the Act with respect to such security shall then be in effect and such transfer has been qualified under all applicable state securities or “blue sky” laws or (ii) an exemption therefrom shall be available under the Act and such laws, supported by an opinion of counsel that such registration is not required, which opinion and counsel are reasonably satisfactory to the Company and its counsel.”

7.  REGISTRATION RIGHTS OF WARRANT HOLDER. The Initial Warrant Holder (and certain assignees thereof) is entitled to the benefit of such registration rights in respect of Warrant Shares in accordance with and subject to the terms and conditions of the Registration Rights Agreement executed and delivered by the Initial Warrant Holder and the Company.

8.  ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES DELIVERABLE. The Exercise Price and the number of Warrant Shares purchasable pursuant to each Warrant shall be subject to adjustment from time to time as hereinafter set forth in this Section 8:

(a)  If the Company shall (i) issue any shares of its Common Stock as a stock dividend or (ii) subdivide the number of outstanding shares of its Common Stock into a greater number of shares, the Exercise Price shall be proportionately reduced and the number of Warrant Shares at that time purchasable pursuant to this Warrant shall be proportionately increased. If the Company shall reduce the number of outstanding shares of Common Stock by combining such shares into a smaller number of shares, the Exercise Price per Warrant Share shall be proportionately increased and the number of Warrant Shares at that time purchasable pursuant to this Warrant shall be proportionately decreased. If the Company shall, at any time during the life of this Warrant, declare a dividend payable in cash on its Common Stock and shall at substantially the same time offer to its stockholders a right to purchase new Common Stock from the proceeds of such dividend or for an amount substantially equal to the dividend, for purposes of this Warrant, all Common Stock so issued shall be deemed to have been issued as a stock dividend. Any dividend paid or distributed upon the Common Stock in stock of any other class of securities convertible into shares of Common Stock shall be treated as a dividend paid in Common Stock to the extent that shares of Common Stock are issuable upon conversion thereof.

(b)  If the Company shall be recapitalized by reclassifying its outstanding Common Stock, (other than a change in par value or a subdivision or combination as provided in Section 8(a)), or the Company or a successor corporation shall consolidate or merge with or convey all or substantially all of its or of any successor corporation’s property and assets to any other corporation or corporations (any such other corporations being included within the meaning of the term “successor corporation” hereinbefore used), then, as a condition of such recapitalization, consolidation, merger or conveyance, lawful and adequate provision shall be made whereby the Warrant Holder shall thereafter have the right to receive upon the exercise hereof the kind and amount of shares of stock or other securities or property which such Warrant Holder would have been entitled to receive if, immediately prior to any such reorganization or reclassification, such Warrant Holder had held the number of shares of Common Stock which were then purchasable upon the exercise of this Warrant. In any such case, appropriate adjustment shall be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Warrant Holder such that the provisions set forth in this Section 8 (including provisions with respect to adjustment of the Exercise Price and number of shares purchasable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

(c) Adjustment of Exercise Price

(i) Except as provided in Section 8(a)(iii), whenever the Company issues or sells, or, pursuant to any provision of Section 8(a)(ii), is deemed to have issued or sold, any shares of Common Stock for a consideration per share less than eighty percent (80%) of the then applicable Exercise Price, then, immediately upon such issuance or sale, the Exercise Price shall be reduced to one hundred twenty-five percent (125%) of the lowest per share price of Common Stock in such issuance or sale or deemed issuance or sale.

(ii) Any grant by the Company (whether directly or by assumption in a merger or otherwise, in any manner) of any warrants, rights to subscribe for, or options to purchase any Common Stock (collectively, the “Options”) or any issuance or sale by the Company (whether directly or by assumption in a merger or otherwise, in any manner) of any security convertible into or exchangeable for shares of Common Stock (“Convertible Securities”) shall be deemed to be an issuance of Common Stock, whether or not immediately exercisable or convertible. The number of shares of Common Stock deemed to be issued shall be equal to the maximum number of shares of Common Stock issuable upon the exercise of such Options or conversion of such Convertible Securities. The price per share of Common Stock in such deemed issuance or sale of Common Stock shall be determined by dividing the amount determined in (A) below, by the amount determined in (B) below:

(A) the sum of (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options or issuance of such Convertible Securities, plus (y) the minimum aggregate amount of additional consideration payable to the Company upon the full exercise of all such Options or the full conversion of all such Convertible Securities (“Total Consideration”);

(B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or the conversion of such Convertible Securities.

For purposes of this Section 8(c)(ii), in the event that there is a change in the Total Consideration for any Options or Convertible Securities, as determined above (a “Price Change”), at any time (including, but not limited to, changes designed to protect against dilution), the price per share of Common Stock in such deemed issuance or sale of Common Stock shall be readjusted immediately to the price per share of Common Stock which would have been in effect if such Options or Convertible Securities had provided for such Price Change at the time initially granted, issued or sold. Except as otherwise provided in the preceding sentence, no adjustment of the price per share of Common Stock in such deemed issuance or sale of Common Stock under this Section 8(c)(ii) shall be made upon the exercise of the Options or upon the conversion of the Convertible Securities.

(iii) Notwithstanding anything in this Warrant to the contrary, no downward adjustment shall be made to the Exercise Price under this Section 8(c): (1) for the issuance of Common Stock upon conversion of the Company’s Series A Preferred Stock issued pursuant to that certain Exchange Agreement, dated July 7, 2006, by and among the Company, Prime Fortune Enterprises, Ltd. and the stockholders of Prime Fortune Enterprises, Ltd. (the “Exchange Agreement”), in accordance with the Certificate of Determination of the Series A Preferred Stock, (2) for the issuance of Common Stock to Worldwide Gateway Co., Ltd. pursuant to the Exchange Agreement, (3) for the issuance of Common Stock to Infosmart Group Limited’s legal counsel for fees in connection with the Exchange Agreement and the Private Placement, (4) for the issuance of Common Stock upon the exercise of Warrants (including any Warrants issued to the placement agents) pursuant to the terms of such Warrants, or upon conversion of shares of Series B Preferred Stock pursuant to terms of the Certificate of Determination of the Series B Preferred Stock, issued in connection with the Private Placement, or (5) for the issuance of Common Stock (whether directly or through Options or other Convertible Securities) to employees or directors of the Company pursuant to an equity incentive plan or agreement approved by the Company’s shareholders. If the amount of Registration Default Payments (as defined in the Registration Rights Agreement") paid or payable, in the aggregate, to any Purchaser exceeds the Registration Default Payment Cap (as defined in the Registration Rights Agreement"), the Exercise Price shall be reduced on the last business day of each subsequent calendar month by an amount equal to the quotient of (i) the sum of any Registration Default Payments that would have been due to the Holder on such date without regard to the Registration Default Payment Cap, and (ii) the maximum number of shares of Common Stock issuable to such Holder upon the full exercise of the Warrants (as adjusted in accordance with this Section 8); provided, however, that the Exercise Price shall not be adjusted below a minimum Exercise Price of $0.15.

(d)  The Exercise Price then in effect will be reset downward by such percentage of the Exercise Price that is determine by dividing (x) the 2007 Net Income Deficiency (as defined below) by (y) ten million dollars ($10,000,000), subject to a maximum cumulative downward adjustment of fifty percent (50%) of the initial Exercise Price as of the date hereof (as adjusted for any prior adjustments to the Exercise Price other than for this Section 8(d)) (the “Maximum Reset”). The “2007 Net Income Deficiency” shall mean the amount equal to nine million dollars ($9,000,000) less the Company’s 2007 Adjusted Net Income (as hereinafter defined). For the purposes hereof, the Company’s “2007 Adjusted Net Income” shall mean the consolidated net income (or loss) of the Company for the twelve (12) month period ending December 31, 2007 determined in accordance with U.S. generally accepted accounting principles consistently applied (“GAAP”), plus, to the extent separately identified in the statement of net income (or loss) for such period, the non-cash charges incurred by the Company as a result of the issuance of the securities in connection with the Private Placement for any amortization of the warrants issued to investors or the placement agent or amortization relating to the beneficial conversion feature (if any) of the Series B Preferred Stock. No later than one hundred twenty (120) days after the end of the twelve month period ended December 31, 2007, the Company shall deliver to the Warrant Holder in accordance with Section 18 audited financial statements prepared in accordance with GAAP for and as of the end of such period. In the event that the Company fails to timely deliver such financial statements to the Warrant Holder as herein provided, the Exercise Price then in effect shall be immediately adjusted downward by the Maximum Reset.

(e)  If the Company shall sell all or substantially all of its property or dissolve, liquidate, or wind up its affairs, lawful provision shall be made as part of the terms of any such sale, dissolution, liquidation or winding up, so that the holder of this Warrant may thereafter receive upon exercise hereof in lieu of each Warrant Share that it would have been entitled to receive, the same kind and amount of any securities or assets as may be issuable, distributable or payable upon any such sale, dissolution, liquidation or winding up with respect to each share of Common Stock of the Company, provided, however, that in any case of any such sale or of dissolution, liquidation or winding up, the right to exercise this Warrant shall terminate on a date fixed by the Company; such date so fixed to be not earlier than 5:00 p.m., Eastern time, on the forty-fifth (45th) day next succeeding the date on which notice of such termination of the right to exercise this Warrant has been given by mail to the registered holder of this Warrant at its address as it appears on the books of the Company.

(f)  No adjustment in the per share Exercise Price shall be required unless such adjustment would require an increase or decrease in the Exercise Price by at least $0.01; provided, however, that any adjustments that by reason of this subsection are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 8 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

(g)  The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Section 8 and in the taking of all such actions as may be necessary or appropriate in order to protect against impairment of the rights of the Warrant Holder to adjustments in the Exercise Price.

(h)  Upon the happening of any event requiring an adjustment of the Exercise Price hereunder, the Company shall give written notice thereof within five (5) business days to the Warrant Holder stating the adjusted Exercise Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

9.  VOLUNTARY ADJUSTMENT BY THE COMPANY. The Company may, at its option, at any time during the term of the Warrants, reduce the then current Exercise Price to any amount deemed appropriate by the Board of Directors of the Company and/or extend the date of the expiration of the Warrants.

10.  RIGHTS OF THE HOLDER. The Warrant Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Warrant Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

11.  NOTICES OF RECORD DATE. In case: (a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of any class or any other securities, or to receive any other right, or (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company, or (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Warrant Holder a notice specifying, as the case may be: (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least twenty (20) days prior to the record date or effective date for the event specified in such notice, provided that the failure to mail such notice shall not affect the legality or validity of any such action.

12.  SUCCESSORS. The rights and obligations of the parties to this Warrant will inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, successors, assigns, pledgees, transferees and purchasers.

13.  CHANGE OR WAIVER. Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against whom enforcement of the change or waiver is sought.

14.  HEADINGS. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

15.  GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of California as such laws are applied to contracts made and to be fully performed entirely within that state between residents of that state.

16.  JURISDICTION AND VENUE. The Company (i) agrees that any legal suit, action or proceeding arising out of or relating to this Warrant shall be instituted exclusively in the federal courts located in Los Angeles, California, U.S.A., (ii) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum, and (iii) irrevocably consents to the jurisdiction of the federal courts located in Los Angeles, California, U.S.A. in any such suit, action or proceeding, and the Company further agrees to accept and acknowledge service or any and all process that may be served in any such suit, action or proceeding in the federal courts located in Los Angeles, California, U.S.A. in person or by certified mail addressed as provided in the following Section.

17.  AMENDMENT AND WAIVER. Any amendment or waiver of any of the terms or conditions of the Warrants by the Company must be in writing and must be duly executed by or on its behalf. Any of the terms or conditions of the Warrants may be amended or waived by the Warrant Holders only upon the written consent of Warrant Holders representing 75% of the Warrants then outstanding. Any such amendment or waiver shall be binding on all Warrant Holders whether they consented or not or whether their consent was solicited or not. The failure of a party to exercise any of its rights hereunder or to insist upon strict adherence to any term or condition hereof on any one occasion shall not be construed as a waiver or deprive that party of the right thereafter to insist upon strict adherence to the terms and conditions of this Warrant at a later date. Further, no waiver of any of the terms and conditions of this Warrant shall be deemed to or shall constitute a waiver of any other term of condition hereof (whether or not similar).

18.  MAILING OF NOTICES, ETC. All notices and other communications under this Warrant (except payment) shall be in writing and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar overnight courier service, or if mailed, postage prepaid, by certified mail, return receipt requested, as follows:

Registered Holder:	To his or her last known address as indicated on the Company’s books and records.

The Company:	To the Company’s Chief Executive Officer at the address of the Company’s principal office as set forth in the last filing by the Company with the SEC or to such other address as any of them, by notice to the others, may designate from time to time. Notice shall be deemed given (a) when personally delivered, (b) the scheduled delivery date if sent by Federal Express or other overnight courier service or (c) the fifth day after sent by certified mail.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the _____ day of _______________, 2006.

CYBER MERCHANTS EXCHANGE, INC.

:	By:
Name:
Title

Notice of Exercise
To Be Executed by the Warrant Holder
In Order to Exercise Warrants

The undersigned Warrant Holder hereby irrevocably elects to exercise ______ Warrants represented by this Warrant by:

(check one)
☐ payment of the Exercise Price in cash pursuant to Section 2.1(a) of the Warrant
☐ the cashless exercise option pursuant to Section 2.1(b) of the Warrant for the shares of Common Stock issuable upon the exercise of such Warrants, and requests that certificates for such shares of Common Stock shall be issued in the name of

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

(please print or type name and address)

and be delivered to

(please print or type name and address)

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant, that a new Warrant for the balance of such Warrants be registered in the name of, and delivered to, the registered Warrant Holder at the address stated above.

The undersigned hereby represents and warrants to the Company that it is an “Accredited Investor” within the meaning of Rule 501(c) of the Securities Act of 1933, as amended (the “Securities Act”), and is acquiring these securities for its own account and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same. The undersigned further represents that it does not have any contract, agreement, understanding or arrangement with any person to sell, transfer or grant the shares of Common Stock issuable under this Warrant. The undersigned understands that the shares it will be receiving are “restricted securities” under Federal securities laws inasmuch as they are being acquired from CYBER MERCHANTS EXCHANGE, INC., in transactions not including any public offering and that under such laws, such shares may only be sold pursuant to an effective and current registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act and any other applicable restrictions including the requirements of state securities and “blue sky” laws, in which event a legend or legends will be placed upon the certificate(s) representing the Common Stock issuable under this Warrant denoting such restrictions. The undersigned understands and acknowledges that the Company will rely on the accuracy of these representations and warranties in issuing the securities underlying the Warrant.

Dated:_________________
_________________________________
(Signature of Registered Holder)

ASSIGNMENT FORM
To be executed by the Warrant Holder
In order to Assign Warrants

FOR VALUE RECEIVED,____________________________________ hereby sell, assigns and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

(Please print or type name and address)

______________________ of the Warrants represented by this Warrant, and hereby irrevocably constitutes and appoints ________________________ Attorney to transfer this Warrant on the books of the Company, with full power of substitution in the premises.

Dated:______________________                                ____________________________________________
(Signature of Registered Holder)

                                                                        ____________________________________________
(Signature Guaranteed)